EXHIBIT 21

Subsidiaries of Hub Group, Inc.

SUBSIDIARIES	JURISDICTION OF INCORPORATION/ORGANIZATION

Hub City Terminals, Inc.	Delaware
Hub Group Atlanta, LLC	Delaware
Hub Group Boston, LLC	Delaware
Hub Group Canada, LP	Delaware
Hub Group Cleveland, LLC	Delaware
Hub Group Detroit, LLC	Delaware
Hub Group Florida, LLC	Delaware
Hub Group Golden Gate, LLC	Delaware
Hub Group Indianapolis, LLC	Delaware
Hub Group Kansas City, LLC	Delaware
Hub Group Los Angeles, LLC	Delaware
Hub Group Mid-Atlantic, LLC	Delaware
Hub Group New Orleans, LLC	Delaware
Hub Group New York State, LLC	Delaware
Hub Group New York-New Jersey, LLC	Delaware
Hub Group North Central, LLC	Delaware
Hub Group Ohio, LLC	Delaware
Hub Group Pittsburgh, LLC	Delaware
Hub Group Portland, LLC	Delaware
Hub Group St. Louis, LLC	Delaware
Hub Group Tennessee, LLC	Delaware
Hub City Texas, L.P.	Delaware
Hub Group Associates, Inc.	Illinois
Hub Highway Services	Illinois
Hub Group Distribution Services, LLC	Illinois
Q.S. of Illinois, LLC	Michigan
Q.S.S.C., Inc.	Delaware
Quality Services LLC	Missouri
Quality Services of Kansas, LLC	Kansas
Quality Services of New Jersey, LLC	New Jersey
Q.S. of Georgia, LLC	Georgia
HLX Company, LLC	Delaware
Hub Chicago Holdings, Inc.	Delaware